Exhibit 21

         Subsidiary                                Jurisdiction of Incorporation

         Westell, Inc.                             Illinois
         Westell Technologies, Inc.                Delaware
         Westell International, Inc.                        Delaware
         Conference Plus, Inc.                     Delaware
         Video Conferencing Plus, Inc.             Delaware
         Conference Plus Global Services, Ltd.     Ireland
         Teltrend, Inc.                            Delaware